 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2016

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3945 West Cheyenne Avenue, North Las Vegas, Nevada	89032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 22, 2016, Gaming Partners International Corporation (“GPIC”) entered into a binding letter of intent (“LOI”) with Entertainment Gaming Asia Inc. to purchase assets of its wholly-owned Hong Kong subsidiary, Dolphin Products Limited (“Dolphin”). Dolphin is a leading manufacturer and distributor of RFID and traditional gaming chips and plaques under the Dolphin® brand to major casinos in Asia and Australia. Under the terms of the LOI, GPIC will acquire the assets of Dolphin including fixed assets, raw materials and inventory, and intellectual property for an estimated cash purchase price of approximately $5.9 million, subject to physical inventory counts at closing. The purchase price will be paid out in installments over a 24-month period after closing. The Companies anticipate negotiating a definitive asset purchase agreement to effect the transaction consistent with the terms of the LOI and closing the transaction in May, 2016. Accordingly, there is no guarantee the transaction will be consummated.

The Company announced this transaction in a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Safe Harbor Statement

This report contains forward-looking statements concerning GPIC within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include statements regarding expectations for the total consideration value of the transaction, the ability to complete of the acquisition and in the timeframe contemplated, the expected benefits to the companies from completing the acquisition, and the ability to settle and obtain a release of the parties in the related litigation proceedings. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that the acquisition cannot be completed or completed under the terms specified in the LOI and those other risks set forth in the companies’ respective annual reports on Form 10-K for the year ended December 31, 2015 filed with the SEC. GPIC cautions readers not to place undue reliance on any forward-looking statements and it does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release dated April 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gaming Partners International Corporation

Date: April 22, 2016
	By:	/s/ Gregory S. Gronau
Gregory S. Gronau President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release dated April 22, 2016.